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                                                                    EXHIBIT 10.2


                                 EMPLOYMENT AGREEMENT

     Employment Agreement dated as of _____________, 1997 between ____________ (the "Executive") and DMS Corp., a ________________ corporation ("the Company").

     WHEREAS, the Company desires to employ the Executive as the _________________ of the Company and the Executive desires to accept such employment, on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Executive and the Company hereby agree as follows;

                                     ARTICLE I
                                     EMPLOYMENT

          Section 1.01. POSITION: TERM: RESPONSIBILITIES. The Company shall employ the Executive as ______ of the Company for a term commencing on the date hereof and ending on _____________, 20__ subject to earlier termination pursuant to Article III hereof; provided, however, that such term shall be extended, as of _____________ of each year during the Employment Period (hereinafter defined) commencing with __________________, for an additional one-year period unless either the Executive or the Company shall have terminated the proviso by written notice to the other party not later than the ______________________ on which any such extension is to occur; and provided further that in no event shall such term extend beyond ________________, 20__. The term of employment in effect from time to time as prescribed in the preceding sentence is hereinafter called the "Employment Period."

     Subject to the powers, authorities and responsibilities vested in the Board of Directors of the Company (the "Board") and in duly constituted committees of the Board, the Executive shall have the responsibility and authority for the formulation and execution of the corporate policy, and the administration of the corporate affairs, of the Company and such other responsibilities and authorities as are customarily exercisable by a _________________. The Executive shall hold the title of _________of the Company and any additional title as is not inconsistent with such responsibility and authority. The Executive shall also perform such other executive and administrative duties, not inconsistent with the position of __________________, as may from time to time be authorized or directed by the Board. The Executive agrees to be employed by the Company in such capacities for the Employment Period, subject to the terms and conditions hereinafter set forth.

          Section 1.02. DUTIES. During the Employment Period, the Executive shall perform faithfully the duties assigned to him hereunder to the best of his abilities and devote his full and undivided business time and attention to the transaction of the business of the Company and not engage in any other business activities except with the approval of the Board.

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                                     ARTICLE II
                                    COMPENSATION

          Section 2.01. BASE SALARY. As compensation for his services hereunder, the Company shall pay to the Executive during the Employment Period an annual salary of not less than $180,000 (the "Base Salary"), payable in installments in accordance with the Company's normal payment schedule for senior executives of the Company. Prior to each installment, Executive can direct the Company to pay the installment in shares of the Company's common stock equal to the fair market value of such installment (less any applicable taxes, withholding taxes, or other deductions authorized by the Executive), otherwise the Company shall pay such amount (less any applicable taxes, withholding taxes, or other deductions authorized by the Executive) in cash.

          Section 2.02. BONUS. Following the date hereof, the Compensation Committee (the "Committee") of the Board shall approve an annual bonus plan (the ("Bonus Plan") for senior executive officers of the Company, including the Executive. The Bonus Plan shall specify the performance criteria upon which annual bonuses shall be based and the formula for the payment thereof commencing with the Company's fiscal year ending _________________. The Executive shall be eligible to receive an annual bonus ("Bonus") for each fiscal year of the Company during the Employment Period in accordance with the terms of the Bonus Plan. Notwithstanding any term of the Bonus Plan to the contrary, the maximum bonus target shall be for an amount not less than $180,000. Any bonus with respect to a fiscal year of the Company shall be payable as soon as reasonably practicable after the end of such fiscal year and shall be paid to the Executive.

          Section 2.03. OTHER BENEFITS. The Company shall provide the executive with the use of an automobile during the Employment Period in accordance with the policies and procedures of the Company relating thereto. The Company shall also, during the Employment Period, pay all fees and dues relating to club memberships in accordance with the policies and procedures of the Company relating thereto. The Executive shall also be entitled to participate in all employee benefit plans, including pension plans, stock options plans, group life, health and disability insurance plans, to take four weeks of paid vacation annually, to take time for illness in accordance with the Company's policy for senior executives and to receive all other fringe benefits as are from time to time made generally available to senior executives of the Company.

          Section 2.04. EXPENSE REIMBURSEMENT. The Company shall reimburse the Executive for all proper expenses reasonably incurred by him in the performance of his duties hereunder in accordance with the policies and procedures of the Company.

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                                    ARTICLE III
                             TERMINATION OF EMPLOYMENT

          Section 3.01. TERMINATION FOR CAUSE. The Company may terminate the Executive's employment by the Company for Cause (hereinafter defined) upon written notice to the Executive. For purposes of this Agreement, "Cause" shall mean any conduct of the Executive involving dishonesty, willful gross misconduct or moral turpitude which, in any case, is materially and demonstrably injurious to the business of the Company or any breach by the Executive of any of the provisions of Section 4.01 or 4.02 hereof. In the event the Company exercises its election to terminate the Executive's employment pursuant to this Section 3.01, the Employment Period shall terminate effective with such notice and the Executive shall be entitled to receive any unpaid compensation pursuant to
Section 2.01 accrued through the date of such termination and reimbursement for expenses incurred through such date pursuant to Section 2.04.

          Section 3.02. TERMINATION DUE TO DISABILITY. If, during the Employment Period, the Executive shall become disabled due to accident or illness and in the opinion of the Board shall be unable to perform the duties of the positions he then occupies for a period of 90 consecutive days, the Company shall have the right to terminate the Employment Period effective at any time after such 90 day period of disability by 30 days advance written notice to the Executive. If the Employment Period is terminated pursuant to this Section 3.02, the Executive shall be entitled to receive (1) any unpaid compensation pursuant to Sections 2.01 and 2.02 and any benefits payable pursuant to Section 2.03, in each case accrued through the date of such termination, (b) reimbursement of expenses incurred through such date pursuant to Section 2.04 and (c) an annual amount equal to the excess, if any of 60 percent of the Executive's Base Salary at the time he became disabled over the annual amount that the Executive shall be entitled to receive under any disability plan then maintained by the Company or by any of its subsidiaries. The payments required by clause (c) of the preceding sentence shall be made in equal monthly installments commencing on the date as of which the Employment Period is terminated pursuant to this Section 3.02 and ending on the earlier of the last day of the Employment Period in effect immediately prior to such termination of employement and the date of the Executive's death.

          Section 3.03. DEATH. In the event of the death of the Executive during the Employment Period, his estate shall be entitled to receive (a) any unpaid compensation pursuant to Sections 2.01 and 2.02 and any benefits payable pursuant to Sections 2.03, in each case accrued through the date of such death,
(b) reimbursement of expenses incurred through such date pursuant to Section
2.04 and (c) a lump sum payment equal to three times the Executive's Base Salary on the date of such death, minus any amount payable by reason of the Executive's death under any group life insurance plan then maintained by the Company.

          Section 3.04. OTHER TERMINATION. The Company may terminate the Executive's employment by the Company for any reason other than the reasons set forth in Sections 3.01, 3.02 and 3.03 upon written notice to the Executive. In the event that the Company shall exercise its election to terminate the Executive's employment pursuant to this Section 3.04, the Employment Period shall terminate effective with such notice and the Executive shall be entitled to receive (a) any unpaid compensation pursuant to Sections 2.01 and 2.02 and any benefits

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payable pursuant to Section 2.03, in each case accrued through the date of such termination, (b) reimbursement of expenses incurred through such date pursuant to Section 2.04, (c) the continuation of the Base Salary of the Executive for a period of two years from the date of such termination at the annual rate thereof immediately preceding such termination, payable as provided in Section 2.01, (d) the continuation of a bonus for a period of two years following such termination of employment at an annual rate equal to the Executive's average annual bonus over the five fiscal years of the Company (or if the Executive shall have been employed by the Company for less than five years, such period of employment) immediately preceding the fiscal year in which such termination of employment shall have occurred, payable in equal installments together with the payment of Base Salary pursuant to clause (c) of this Section 3.04 and (e) the continuation of group life, health and disability benefits pursuant to Section 2.03 (or the fair market value of such benefits) for a period of two years from the date of such termination.


                                      ARTICLE IV
                      NON-SOLICITATION; CONFIDENTIAL INFORMATION

          Section 4.01. NON-SOLICITATION. During the Employment Period and for a period of one year thereafter, except with the prior written consent of the Company duly authorized by the Board, the Executive shall not (a) induce or attempt to persuade any employee of the Company to discontinue such employment relationship or (b) solicit any person, corporation, partnership or other entity or organization which at any time during the Employment Period is a customer of the Company to become a customer of another entity in the same or similar business of the Company's; PROVIDED, HOWEVER, that mailings made to the general public or segments of the general public and other forms of general advertising shall not be deemed to be solicitation for purposes of clause (b) of this sentence.

          Section 4.02. CONFIDENTIAL INFORMATION. During the Employment Period and thereafter, except with the prior written consent of the Company duly authorized by the Board, the Executive shall not disclose to any person ("Unauthorized Person") to whom he is not otherwise authorized to do so by the Company, or use for his own or any Unauthorized Person's account, any information ("Confidential Information"), whether or not reduced to written or other tangible form, in which the Company has a legally protectable interest by virtue of the following:

     (a) such information is not generally known in the industry;

     (b) the Executive has had access to (or, either alone or in cooperation with others, originated or developed) such information during his employment with the Company and its subsidiaries;

     (c) such information has been treated by the Company as confidential;

     (d) such information relates to the business of the Company or any of its subsidiaries, and

     (e) such information is of competitive advantage to the Company or any of its subsidiaries;

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Confidential Information for which the Executive has first secured the written consent of the Company for its disclosure or use, and Confidential Information which becomes generally known in the industry, or which otherwise ceases to be legally protectable (other than by the Executive's breach of this Agreement), shall cease to be subject to the restrictions set forth in this Section 4.02. In the event of the Executive's breach of the provisions of this Section 4.02, the Company shall have no obligation to provide any further payments or benefits to or on behalf of the Executive under this Agreement except amounts required by law.

          Section 4.03. SCOPE OF COVENANTS; REMEDIES. The following provisions shall apply to the covenants of the Executive contained in Sections 4.01 and 4.02:

     (a) without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in Sections 4.01 and 4.02, it is expressly agreed by the Executive and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

     (b) each party agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in Sections 4.01 and 4.02 any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

     (c) the covenants contained in Section 4.01 and 4.02 shall survive the conclusion of the Executive's employment by the Company.

                                      ARTICLE V
                                    MISCELLANEOUS

          Section 5.01. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be sufficient if in writing and delivered personally or sent by certified mail, return receipt requested, as follows: if to the Executive, to the Executive at his address as set forth in the records of the Company; and if to the Company, to the Company at ___________________________, Attention: Chairman, Compensation Committee; or to either party at any other address designated by such party by notice similarly given. Such notice shall be deemed to have been given upon the personal delivery thereof or three days following the mailing thereof, as the case may be.


          Section 5.02. ASSIGNMENT AND SUCCESSION. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its successors and assigns, and the Executive's rights and obligations hereunder shall inure to the benefit of and be binding upon his heirs, executors, administrators and legal representatives.

          Section 5.03. HEADINGS. The Article and Section headings herein are for convenience of reference only and shall not define or limit the provisions hereof.

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          Section 5.04. PRIOR AGREEMENTS. This Agreement supersedes all prior agreements, understandings and representations by or between the parties hereto, whether written or oral, relating to the subject matter hereof.

          Section 5.05. APPLICABLE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of ____________, without giving effect to any choice of law or conflict of law provision or rule.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer, and the Executive has signed this Agreement, as of the day and year first above written.

DMS CORP.



By
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-------------------------
EXECUTIVE


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